As filed with the Securities and Exchange Commission on June 30, 1997
                              Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            FACTORY CARD OUTLET CORP.
             (Exact name of registrant as specificed in its charter)

           Delaware                                            36-3652087
(State of other jurisdiction of                            (I.R.S. Employer
 incorporation or organization)                            Identification No.)

                               745 Birginal Drive
                        Bensenville, Illinois 60106-1212
    (Address, including zip code of registrant's principal executive offices)

                       FACTORY CARD OUTLET OF AMERICA LTD.
                             INCENTIVE SAVINGS PLAN
                            (Full title of the Plan)

                          Charles R. Cumello, President
                            Factory Card Outlet Corp.
                               745 Birginal Drive
                        Bensenville, Illinois 60106-1212
                                 (630) 238-0010
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                     -------

                                 With a copy to:
                                 Neal Aizenstein
                          Sonnenschein Nath & Rosenthal
                                8000 Sears Tower
                          Chicago, Illinois 60606-6404
                                 (312) 876-8000

===============================================================================================
Title of securities   Amount to be   Proposed maximum   Proposed maximum       Amount of
  to be registed       registered     offering price   aggregate offering   registration fee
                                        per share            price
===============================================================================================
   Common Stock,      25,000 shares     $5.875 (1)        $146,875_(1)          $100 (2)
  $.01 par value
-----------------------------------------------------------------------------------------------
 Interests in the          (3)              -                  -                  (4)
       Plan
===============================================================================================

--------------------------------
1 Estimated in accordance with Rule 457(h) solely for purposes of calculating the registration fee and based upon the average of the high and low sale prices of the Common Stock on the NASDAQ National Market on June 25, 1997 as reported by StockProfiles.

2 The minimum registration fee required pursuant to Section 6(b) of the Securities Act of 1933 is being paid.

3 This registration statement covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

4 Pursuant to Rule 457(h)(2), no registration fee is requred with respect to interests in the Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1  Plan Information

        Not required to be included in this Registration

ITEM 2  Registrant Information and Employee Plan Annual Information

        Not required to be included in this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3  Documents Incorporated By Reference

      The following documents filed by Factory Card Outlet Corp. (the "Company") or the Factory Card Outlet of America Ltd. Incentive Savings Plan (the "Plan") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

      1. The Company's Prospectus, dated December 12, 1996 filed pursuant to Rule 424(b) under the Securities Act of 1933.

      2. The Plan's Annual Report on Form 11-K for the year ended December 31, 1996.

      3. The description of the Company's Common Stock set forth in the Company's Registration Statement on Form 8-A filed pursuant to
            Section 12 of the Exchange Act of 1934, and any amendment or report filed for the purpose of updating such description.

      In addition, all documents filed by the Company and the Plan pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, hereby are incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents.

ITEM 4  Description of Securities

      Not applicable.

ITEM 5  Interests of Named Experts and Counsel

      Not applicable.

ITEM 6  Indemnification of Directors and Officers

      (a) Limitation of Liability of Directors and Officers. Section 102 of the Delaware General Corporation Law permits a corporation to provide in its Certificate of Incorporation that a director or officer shall not be personally liable to the corporation or its shareholders for breach of any duty owed to the corporation or its shareholders, except that such provisions shall not relieve a director or officer from liability for any breach of duty based upon an action or omission (a) in breach of such person's duty of loyalty to the corporation or its shareholder, (b) not in good faith or involving intentional misconduct or a knowing violation of law, (c) involving the payment of unlawful dividends or expenditure of funds for unlawful stock purchases or redemptions, or (d) resulting in receipt by such person of any improper personal benefit. Article EIGHTH of the Company's Certificate of Incorporation includes limitation on the liability of officers and directors to the fullest extent permitted by Delaware law.

      (b) Indemnification of Directors, Officers, Employees and Agents. Under Article SEVENTH of its Certificate of Incorporation, the Company may, to the fullest extent permitted by law, indemnify its directors, officers, employees and agents. Section 145 of the Delaware General CorporationLaw provides that a corporation may indemnify its directors, officers, employees and agents against judgments, fines, penalties, amounts paid in settlement and expenses, including attorneys' fees, resulting from various types of legal actions or proceedings if the actions of the party being indemnified meet the standards of conduct specified therein. Determinations concerning whether or not the applicable standard of conduct has been met can be made by (a) a disinterested majority of the Board of Directors, (b) independent legal counsel, or (c) an affirmative vote of a majority of shares held by the shareholders. No indemnification is permitted to be made to or on behalf of a corporate director, officer, employee or agent if a judgment or other final adjudication adverse to such person establishes that his acts or omissions (a) were in breach of his duty of loyalty to the corporation or its shareholders, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by such person of an improper personal benefit.

      (c) Insurance. The Company maintains insurance policies insuring the Company's directors and officers against liability for wrongful acts or omissions arising out of their positions as directors and officers, subject to certain limitations.

ITEM 7  Exemption from Registration Claimed

      Not applicable.

ITEM 8  Exhibits

      23(a) Consent of KPMG Peat Marwick LLP.

      99    Factory Card Outlet of America Ltd. Incentive Savings Plan.

      Undertaking number 2 in Item 9 below is hereby incorporated by reference in this Item 8.

ITEM 9  Undertakings

1.    The undersigned registrant hereby undertakes:

      (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the Plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      (b) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirement of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on June 27, 1997.

                                  FACTORY CARD OUTLET CORP.

                                  By:
                                      ----------------------------------------
                                      Stewart M. Kasen, Chairman of the Board

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                  Title                          Date
             ---------                  -----                          ----

                               Chairman of the Board of          June 27, 1997
------------------------        Directors
Stewart M. Kasen

                               President and Director            June 27, 1997
------------------------
Charles R. Cumello
                               Executive Vice President
                               Treasurer (principal financial    June 27, 1997
------------------------            and accounting officer)
Glen J. Franchi

                                         Director                June __, 1997
------------------------
Michael I. Barach

                                         Director                June __, 1997
------------------------
Dr. Robert C. Blattberg

                                         Director                June __, 1997
------------------------
Bart A. Brown, Jr.

                                         Director                June __, 1997
------------------------
Richard A. Doppelt

                                         Director                June __, 1997
------------------------
J. Bayard Kelly

                                         Director                June __, 1997
------------------------
James L. Nouss, Jr.

                                         Director                June __, 1997
------------------------
William E. Freeman

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Plan administrators have duly caused this Registration Statement to be signed on behalf of the Plan by the undersigned, thereunto duly authorized, on June 27, 1997.

Date:      June 27, 1997                   FACTORY CARD OUTLET OF AMERICA LTD.
                                           INCENTIVE SAVINGS PLAN


                                           By:
                                               ---------------------
                                               Matthew Ellis
                                               Plan Administrator


                                           By:
                                               ---------------------
                                               Glen J. Franchi
                                               Plan Administrator


                                           By:
                                               ---------------------
                                               Jeffrey Kelly
                                               Plan Administrator


                                           By:
                                               ---------------------
                                               Carol A. Travis
                                               Plan Administrator

                                INDEX TO EXHIBITS

Exhibit 23 (a)

        Consent of KPMG Peat Marwick LLP

Exhibit 99

        Factory Card Outlet of America Ltd.
        Incentive Savings Plan and Amendments